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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 27, 1998


                              BELLSOUTH CORPORATION
             (Exact name of registrant as specified in its charter)


         Georgia                       1-8607            58-1533433
         (State or other            (Commission        (IRS Employer
         jurisdiction of            File Number)       Identification
         incorporation)                                      No.)


            1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
            (Address of principal executive offices)       (Zip Code)


               Registrant's telephone number, including area code
                                 (404) 249-2000


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Item 5.  Other Events

         On March 11, 1998, BellSouth filed a form 8-K containing, among other things, a section in Item 5 discussing additional sales proceeds received associated with the sale of ITT World Directories. The discussion contained quantification of certain pretax and after tax gains which were expressed in millions, however, no reference to that format was made in the discussion. This form 8-K is intended to supercede the form 8-K filed on March 11, 1998, which received a filing date of March 12, 1998, in its entirety.

         ITT World Directories Sales Proceeds

         In July 1997, BellSouth sold its 20% interest in ITT World Directories to ITT Corporation (ITT) and recognized a pretax gain on the sale of $209 million in the third quarter of 1997. The sale agreement contained certain provisions which called for additional sales proceeds to be paid to BellSouth in the event that ITT subsequently sold ITT World Directories for a price above certain defined limits within two years from BellSouth's sale of its interest in ITT World Directories to ITT. As a result of ITT's subsequent sale of ITT World Directories, BellSouth received additional proceeds and recorded a pretax gain of $155 million ($96 million after tax) in the first quarter of 1998.

Item 7.  Financial Statements and Exhibits

         The following are filed as exhibits to the Registrant's Registration Statements (File nos. 333-45607 and 33-51449):

                  1-b.     Distribution Agreement for Medium Term Notes, Series
                           C.

                  4-f. BellSouth Corporation letter dated as of February 27, 1998 regarding the Support Agreement.

                  23-d.    Consent of Mark D. Hallenbeck.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By: /s/ W. Patrick Shannon
    --------------------------------
    W. Patrick Shannon
    Vice President and Controller
    March 13, 1998